SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT – December 9, 2016

(Date of earliest event reported)

honeywell international inc.

(Exact name of Registrant as specified in its Charter)

DELAWARE (State or other jurisdiction of incorporation)	1-8974 (Commission File Number)	22-2640650 (I.R.S. Employer Identification Number)

115 TABOR ROAD, MORRIS PLAINS, NEW JERSEY	07950
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 455-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective December 9, 2016, Mr. Darius Adamczyk, age 50, was elected to the Board of Directors of Honeywell International Inc. (“Honeywell” or the “Company”). The election of Mr. Adamczyk to Honeywell’s Board of Directors is part of the Company’s Chief Executive Officer (“CEO”) succession plan announced on June 28, 2016 whereby Mr. Adamczyk will succeed Honeywell’s current Chairman and CEO, Mr. David M. Cote, as CEO on March 31, 2017. On that date, Mr. Cote will cease to be CEO but remain as an employee of the Company in the capacity as Chairman of the Board through Honeywell’s 2018 shareowners meeting. Mr. Adamczyk is currently Honeywell’s President and Chief Operating Officer, a position he will continue to hold until he succeeds Mr. Cote as CEO. Mr. Adamczyk will not serve on any of the Committees of the Board of Directors.

A copy of the press release issued by the Company regarding the election of Mr. Adamczyk to its Board of Directors is attached hereto as Exhibit 99.1 to this Report on Form 8-K.

Item 9.01  Exhibits

(d)	Exhibits.

99.1           Press Release dated December 12, 2016, entitled “Honeywell President and Chief Operating Officer Darius Adamczyk Elected to Company’s Board of Directors.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 12, 2016	HONEYWELL INTERNATIONAL INC.

By:  /s/ Jeffrey N. Neuman

Jeffrey N. Neuman

Vice President, Corporate Secretary and

Deputy General Counsel